     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 1997.
                                                       REGISTRATION NO. 33-93512
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   ----------

                        POST EFFECTIVE AMENDMENT NO. 1

                                      TO

                                   FORM S-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                              BAY NETWORKS, INC.
            (Exact name of Registrant as specified in its charter)



         DELAWARE                     3661                   04-1916246
     (State or other           (Primary Standard          (I.R.S. Employer
     jurisdiction of       Industrial Classification     Identification No.)
     incorporation or               Number)
      organization)

                           4401 GREAT AMERICA PARKWAY
                              SANTA CLARA, CA 95054
                                 (408) 988-2400
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                   ----------

                               JOHN J. POGGI, JR.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               BAY NETWORKS, INC.
                4401 GREAT AMERICA PARKWAY, SANTA CLARA, CA 95054
                                 (408) 988-2400
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

             ROBIN G. SEIM                     BRUCE E. SCHAEFFER, ESQ.
Vice President and Corporate Controller         DIANNE B. SALESIN, ESQ.
          Bay Networks, Inc.                 Gray Cary Ware & Freidenrich
      4401 Great America Parkway              A Professional Corporation
         Santa Clara, CA 95054                    400 Hamilton Avenue
                                                  Palo Alto, CA 94301

                                   ----------

      Approximate date of commencement of proposed sale to the public: July 27, 1995

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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                          DEREGISTRATION OF SECURITIES

      The 3,591,318 shares (the "Shares") of Common Stock, $.01 par value per share, of Bay Networks, Inc. (the "Company") registered on the Registration Statement on Form S-3 (File No. 33-93512), as amended (the "Registration Statement") were issued in a private transaction related to the Company's acquisition of all of the outstanding stock of Centillion Networks, Inc. ("Centillion") pursuant to a merger of a newly formed, wholly-owned subsidiary of the Company with and into Centillion (the "Acquisition"). The Company agreed to register the Shares under the Securities Act of 1933, as amended and to use its best efforts to cause the registration statement covering the Shares to remain effective for up to two years following the closing of the Acquisition on May 15, 1995. Since two years have passed since the closing of the Acquisition, the Company hereby amends the Registration Statement to withdraw from registration all 3,591,318 Shares under the Registration Statement.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 18th day of July, 1997.

                                          BAY NETWORKS, INC.


                                          By:   /S/ JOHN J. POGGI, JR.
                                                -------------------------------
                                                John J. Poggi, Jr.
                                                Vice President, General Counsel
                                                and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below on July 18, 1997 by the following persons in the capacities indicated.

              SIGNATURE                                  TITLE
              ---------                                  -----

      /S/ DAVID L. HOUSE                 President, Chief Executive Officer
--------------------------------------   and Chairman of the Board of
      David L. House                     Directors (Principal Executive
                                         Officer)


      /S/ DAVID J. RYNNE                 Executive Vice President and Chief
--------------------------------------   Financial Officer (Principal
      David J. Rynne                     Financial Officer)


      /S/ ROBIN G. SEIM                  Vice President and Corporate
--------------------------------------   Controller (Principal Accounting
      Robin G. Seim                      Officer)


      /S/ ARTHUR CARR                    Director
--------------------------------------
      Arthur Carr

      /S/ SHELBY H. CARTER, JR.          Director
--------------------------------------
      Shelby H. CARTER, Jr.

      /S/  KATHLEEN ANN COTE             Director
--------------------------------------
      Kathleen Ann Cote

      /S/  JOHN S. Lewis                 Director
--------------------------------------
      John S. Lewis

      /s/  ANDREW K. LUDWICK             Director
--------------------------------------
      Andrew K. Ludwick


--------------------------------------   Director
      Benjamin F. Robelen

      /s/  RONALD V. SCHMIDT             Director
--------------------------------------
      Ronald V. Schmidt

      /S/  PAUL J. SEVERINO              Director
--------------------------------------
      Paul J. Severino